Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATE

I, Martin M. Koffel, certify that:

1.	I have reviewed this annual report on Form 10-K/A of URS Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

URS Corporation

Date:February 28, 2008	By:	/s/ Martin M. Koffel
Martin M. Koffel
Chief Executive Officer